Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Peraso Inc.

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-3 of our report dated August 31, 2021 relating to the financial statements of Peraso Technologies Inc. as of December 31, 2020 and 2019 which appear in the Peraso Inc. Form 8-K filed with the Securities and Exchange Commission on December 20, 2021, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Weinberg & Company, P.A.
Weinberg & Company, P.A.
Los Angeles, California
January 7 , 2022